FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                 Date of Report: June 18, 1998

                           PIONEER RAILCORP
     (Exact name of registrant as specified in its charter)



      IOWA                             33-6658-C              37-116131
State of Incorporation)       (Commission File No.)    (IRS Employer ID No.)



1318 S. JOHANSON ROAD, PEORIA, ILLINOIS                          61607
      (Address of principal executive offices)                 (zip code)


         Registrant's telephone number, including area code:    (309) 697-1400



Item 5. Other Events.

On June 15, 1998, the Company, acting upon a resolution approved by its Board of Directors, entered into agreements with employees to repurchase all of the outstanding stock options with exercise prices equal to or less than $1.65. In exchange for forfeiting the options, employees received a one-time adjustment to their base salary equal to $.15 per option share. In total, 580,000 options were forfeited as a result of these agreements.
A total of 20,000 options remain exercisable at $1.50 and are held by an outside director.

The primary reason this action was taken by the Board of Directors was to lessen the potential dilution to all common share holders from the exercise of the options based on the trading volume of the Company stock.



SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





PIONEER RAILCORP
(Registrant)



       06/18/98                 /s/ Guy L. Brenkman
        DATE                    GUY L. BRENKMAN
                                PRESIDENT & CEO




       06/18/98                 /s/J. Michael Carr
       DATE                     J. MICHAEL CARR
                                TREASURER & CHIEF
                                FINANCIAL OFFICER